ODAVA, INC.

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2016 AND FROM OCTOBER 16, 2015 (DATE OF INCEPTION) THORUGH DECEMBER 31, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Odava, Inc.

We have audited the accompanying balance sheets of Odava, Inc. (“the Company”) as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2016 and for the period from October 16, 2015 (date of inception) through December 31, 2015.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Odava, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from October 16, 2015 (date of inception) through December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has used net cash in operating activities, has not generated any revenues and has incurred net losses since its inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Liggett & Webb, P.A.

August 9, 2017

New York, New York

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ODAVA, INC.

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS
Current assets:
Cash	$18,223	$432
Total current assets	18,223	432

Property and equipment, net	1,259	—

Other assets
Domain name	3,195	3,195

Total assets	$22,677	$3,627

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,490	$702
Accrued interest payable	8,812	—
Related party advances	25,796	10,456
Total current liabilities	36,098	11,158

Long term debt:
Convertible notes payable	207,894	—

Total liabilities	243,992	11,158

Commitments and contingencies	—	—

Stockholders' deficit:
Common stock, $0.0001 par value; 15,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2016 and 2015	1,000	1,000
Additional paid in capital	1,070	1,000
Accumulated deficit	(223,385)	(9,531)
Total stockholders' deficit	(221,315)	(7,531)

Total liabilities and stockholders' deficit	$22,677	$3,627

See the accompanying notes to the financial statements

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ODAVA, INC.

STATEMENTS OF OPERATIONS

		From October 16, 2015
		(date of inception)
	Year ended	Through
	December 31	December 31
	2016	2015
Operating expenses:
Payroll and related expenses	$116,894	$—
Research and development	5,129	—
Other general and administrative	83,019	9,531
Total operating expenses	205,042	9,531

Loss from operations	(205,042)	(9,531)

Other income (expense):
Interest, net	(8,812)	—

Net loss before income taxes	(213,854)	(9,531)

Provision for income taxes (benefit)	—	—

NET LOSS	$(213,854)	$(9,531)

See the accompanying notes to the financial statements

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ODAVA, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

FROM OCTOBER 16, 2015 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2016

			Additional
	Common stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, October 15, 2015 (date of inception)	-	$-	$-	$-	$-
Sale of common stock	10,000,000	1,000	1,000	—	2,000
Net loss	—	—	—	(9,531)	(9,531)
Balance, December 31, 2015	10,000,000	1,000	1,000	(9,531)	(7,531)
Stock based compensation	—	—	70	—	70
Net loss	—	—	—	(213,854)	(213,854)
Balance, December 31, 2016	10,000,000	$1,000	$1,070	$(223,385)	$(221,315)

See the accompanying notes to the financial statements

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ODAVA, INC.

STATEMENTS OF CASH FLOWS

		From October 16, 2015
		(date of inception)
	Year ended	Through
	December 31	December 31
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(213,854)	$(9,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	156	—
Stock based compensation	70	—
Changes in operating assets and liabilities:
Accounts payable	788	702
Accrued interest	8,812	—
Net cash used in operating activities	(204,028)	(8,829)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,415)	—
Net cash used in investing activities	(1,415)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	2,000
Proceeds from issuance of convertible notes payable	207,894	—
Proceeds from related party advances	15,340	7,261
Net cash provided by financing activities	223,234	9,261

Net increase in cash	17,791	432

Cash, beginning of period	432	—
Cash, end of period	$18,223	$432

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$—	$—
Cash paid during period for taxes	$—	$—

Noncash investing and financing transactions:
Increase in related party advance in acquisition of domain name	$—	$3,195

See the accompanying notes to the financial statements

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NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and organization

Odava, Inc. (“Odava” or the “Company”) has created a point-of-service solution of the retail cannabis dispensary providing inventory and banking controls and ensures compliant with state’s recreational and medical marijuana laws. The Company was incorporated in the State of Delaware on October 16, 2015.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to long term liabilities and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.  At December 31, 2016 and 2015, there were no deposits in excess of FDIC limits.

Stock Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

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Fair value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s cash, accounts payable and other assets and liabilities approximate fair value because of their short-term maturity.

As of December 31, 2016 and 2015, the Company did not have any items that would be classified as level 1, 2 or 3 disclosures.

Research and development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $5,129 and $-0- for the year ended December 31, 2016 and from October 16, 2015 (date of inception) through December 31, 2015, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful life of 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Long-Lived Assets

Property, equipment and definite lived intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

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The Company accounts for and reports intangible assets without a definite live (domain name) under Accounting Standards Codification subtopic 350-10, Intangibles, Goodwill and Other (“ASC 350-10”). In accordance with ASC 350-10, the Company tests its intangible assets for impairment on an annual basis and when there is reason to suspect that their values have been diminished or impaired. Any write-downs will be included in results from operations.

At December 31, 2016 and 2015, the Company management performed an evaluation of its intangible assets for purposes of determining the implied fair value of the assets at each respective dates. The tests indicated that the recorded book value of its domain name did not exceed its fair value for the year ended December 31, 2016 and 2015.  Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2016, the Company had cash of $18,223. During the year ended December 31, 2016, the Company used net cash in operating activities of $204,028.  The Company has not generated any revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In 2016, the Company issued an aggregate of $207,894 in convertible promissory notes. It is anticipated that the proceeds from the issuance of these notes will not provide the Company with cash sufficient to fund operations in 2017.

The Company intends to raise additional capital through private placements of equity or debt securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

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Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 3 – PROPERTY AND EQUIPMENT, NET

At December 31, 2016 and 2015, respectively, property and equipment consisted of the following:

	2016	2015
Computers and equipment	$1,415	$-
Less accumulated depreciation	(156)	-
Total	$1,259	$-

Depreciation expense for the year ended December 31, 2016 and the period from October 16, 2015 (date of inception) through December 31, 2015 amounted to $156 and $-0-, respectively.

NOTE 4 – CONVERTIBLE PROMISSORY NOTES PAYABLE

In 2016, the Company issued an aggregate of $207,894 convertible promissory notes bearing interest at 8% per annum. The notes are due the earlier of (i) December 31, 2018 or (ii) when declared due and payable by the holder upon the occurrence of an event of default (as defined). Unpaid interest on the notes shall be (i) payable in full if the due date was triggered by the occurrence of an event of default or (ii) otherwise, through four (4) quarterly payments with interest continuing to accrue on the unpaid balance (and accrued, but unpaid interest).

The total indebtedness will automatically convert into the Company equity upon a qualified equity financing that occurs prior to the due date. Such conversion will occur on substantially the same terms as afforded the new investors at a conversion price equal to 85% of the price paid by the new investors. Qualified equity financing is defined as an aggregate purchase price greater than $500,000, exclusive of all sums convertible under these or any similar notes issued by the Company.

NOTE 5 – EQUITY

There is not a viable market for the Company’s common stock to determine its fair value; therefore, management is required to estimate the fair value to be utilized in the determining stock based compensation costs.  In estimating the fair value, management considers recent sales of its common stock to founders and qualified investors. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Common stock

The Company is authorized to issue 15,000,000 shares of its common stock at $0.0001 par value per share. As of December 31, 2016 and 2015, there were 10,000,000 shares of common stock issued and outstanding.

In 2015, the Company sold an aggregate of 10,000,000 shares of its common stock for proceeds of $2,000 ($0.0002 per share).

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Options

On November 6, 2015, the Company’s stockholders approved the 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan provides for the issuance of options to purchase up to 1,000,000 shares of the Company’s common stock to officers, directors, employees and consultants of the Company. Under the terms of the 2015 Plan, the Company may issue incentive stock options as defined by the Internal Revenue Code of 1986, as amended (the “Code”) to employees of the Company and may also issue nonstatutory options to employees and others. The Company’s board of directors (“Board of Directors”) determines the exercise price, vesting and expiration period of the grants under the 2015 Plan. The fair value of the common stock is determined based on quoted market price or in absence of such quoted market price, by the Board of Directors in good faith.

During the year ended December 31, 2016, the Company granted options to purchase 962,500 shares of the Company’s common stock for 10 years. The fair value of $192, was determined using the Black-Scholes Option Pricing Model, assuming approximately 1.24% to 1.57% risk-free interest, 0% dividend yield, 239.76% to 249.94% volatility, and expected life of 5.5 to 6.25 years and will be charged to operations over the vesting terms of the options.

The summary terms of the issuances are as follows:

Exercise	Number of	Vesting
Price	Options	Terms
$0.0002	125,000	5100% vested on 1 year anniversary
0.0002	82,500	Monthly over one year
0.0002	15,000	50% on one month anniversary, 50% on two month anniversary
0.0002	440,000	25% on anniversary for 4 years
0.0002	25,000	50% on one year anniversary, 50% on two year anniversary
0.0002	275,000	25% on one year anniversary, 1/48th each calendar month, fully vested on 4th anniversary
0.0002	962,500

Stock options outstanding and exercisable on December 31, 2016 are as follows:

Options Outstanding			Options Exercisable
Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options
$0.0002	962,500	9.21	296,667

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A summary of the stock option activity for the two years ended December 31, 2016:

Weighted-Average
		Weighted-Average		Remaining	Aggregate
	Shares	Exercise Price		Contractual Term	Intrinsic Value
Outstanding at October 16, 2015 (date of inception)	-	$
Grants	-
Exercised	-)
Forfeiture/Canceled	-)
Outstanding at December 31, 2015	-				$
Grants	962,500		0.0002	10.00	-
Exercised	-)
Forfeiture/Canceled	-)	$
Outstanding at December 31, 2016	962,500		$0.0002	9.21	$-
Exercisable at December 31, 2016	296,667		$0.0002	9.21	$-

The aggregate intrinsic value of outstanding stock options was based on options with an exercise price less than the estimate of the Company’s stock price of $0.0002 as of December 31, 2016, which would have been received by the option holders had those option holders exercised their options as of that date.

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees.

The fair value of all options vesting during the year ended December 31, 2016 and the period from October 16, 2015 (date of inception) through December 31, 2015, of $70 and $-0-, respectively.  Unrecognized compensation expense of $122 at December 31, 2016 will be expensed in future periods.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Operating leases

The Company does not have any operating leases.

Litigation

The Company is subject at times to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of December 31, 2016.

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NOTE 7 – RELATED PARTY TRANSACTIONS

The Company’s Officers and shareholders have advanced funds to the Company for working capital purposes since the Company’s inception in October 2015.  No formal repayment terms or arrangements exist and the Company is not accruing interest on these advances. Advances of $25,796 and $10,456 were outstanding as of December 31, 2016 and 2015, respectively.

NOTE 8 – INCOME TAXES

At December 31, 2016, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $200,000, expiring in the year 2036, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. All or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.  During the year ended December 31, 2016, the Company has increased the valuation allowance from $-0- to $80,000.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax position that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, provide for annual limitations on the utilization of net operating loss and credit carryforwards if the Company were to undergo an ownership change, as defined in Section 382 of the Code. In general, an ownership change occurs whenever the percentage of the shares of a corporation owned, directly or indirectly, by 5-percent shareholders, as defined in Section 382 of the Code, increases by more than 50 percentage points over the lowest percentage of the shares of such corporation owned, directly or indirectly, by such 5-percent shareholders at any time over the preceding three years. In the event such ownership change occurs, the annual limitation may result in the expiration of the net operating losses prior to full utilization.

The Company is required to file income tax returns in the U.S. Federal jurisdiction and in Oregon.

The Company’s deferred taxes as of December 31, 2016 and 2015 consist of the following:

	2016	2015
Non-Current deferred tax asset:
Net operating loss carry-forwards	$80,000	$-
Valuation allowance	(80,000)	-)
Net non-current deferred tax asset	$-	$-

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NOTE 9 – SUBSEQUENT EVENTS

On June 28, 2017, the Company accelerated the vesting of the previously issued and unvested stock options.

On July 5, 2017, the Company issued an aggregate of 2,262,096 shares of its common stock in settlement of $207,894 of convertible debt and related accrued interest.

On July 5, 2017, the Company issued an aggregate of 962,500 shares of common stock in connection with the exercise of previously issued options.

Effective July 13, 2017 (the “Effective Date”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MassRoots, Inc., MassRoots Compliance Technology, Inc., a wholly-owned subsidiary of MassRoots, Inc. (“Merger Subsidiary”), Odava, Inc. and Scott Kveton, an individual acting solely in his capacity as a stockholder representative (“Stockholder Representative”). Pursuant to the Merger Agreement, the parties agreed to merge Merger Subsidiary with and into the Company, whereby the Company would survive as a wholly-owned subsidiary of MassRoots, Inc. (the “Merger”).

On the Effective Date, the Merger was completed and became effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, in the form as required by and executed in accordance with Title 8, Section 251(c) of the Delaware General Corporation Law.

Pursuant to the terms of the Merger Agreement, each share of the Company’s common stock was to be exchanged for a number of shares of MassRoots. Inc’ common stock (or a fraction thereof), based on an exchange ratio of approximately 4.069-for-1, such that one share of MassRoots, Inc.’s common stock was issued for approximately every 4.069 shares of the Company’s common stock. Massroots also has agreed to pay $30,000 to Scott Kveton and $5,000 to Steven Osborn as repayment for outstanding debt.

In aggregate, the Company’s outstanding shares of common stock of 13,224,596 were exchanged for 3,250,000 shares of MassRoots, Inc. common stock.

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